   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            ENRON OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               47-0684736
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


                               1400 SMITH STREET
                             HOUSTON, TEXAS  77002
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                              --------------------

          AMENDED AND RESTATED ENRON OIL & GAS COMPANY 1994 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                              BARRY HUNSAKER, JR.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               1400 SMITH STREET
                             HOUSTON, TEXAS  77002
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 853-5788
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
           TITLE OF               AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM
       SECURITIES TO BE            TO BE          OFFERING PRICE          AGGREGATE            AMOUNT OF
          REGISTERED            REGISTERED         PER SHARE(1)       OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
        COMMON STOCK,
        PAR VALUE $.01           6,000,000          $14.15625            $84,937,500            $23,613
==============================================================================================================

(1) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of such stock reported in the New York Stock Exchange consolidated reporting system on December 15, 1998.

                               -------------------

    This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended and Restated Enron Oil & Gas Company 1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statements (No. 33-52201, No. 33-58103 and No. 333-20841) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                               Page 1 of 5 Pages
                        Exhibit Index appears on Page 5

                     INFORMATION NOT REQUIRED IN PROSPECTUS


         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:


         Exhibits.

        4.1(e)   --    Certificate of Amendment of Restated Certificate of
                       Incorporation of Enron Oil & Gas Company, dated May
                       7, 1997 (incorporated by reference to Exhibit 3(e) to the Company's Registration Statement on Form S-3,
                       Registration No. 333-44785, filed January 23, 1998).

       *4.3(b)   --    Fourth Amendment to Amended and Restated Enron Oil &
                       Gas Company 1994 Stock Plan, effective May 5, 1998.

       *4.3(c)   --    Fifth Amendment to Amended and Restated Enron Oil &
                       Gas Company 1994 Stock Plan, effective December 8,
                       1998.

      *23.1      --    Consent of Arthur Andersen LLP.

      *23.2      --    Consent of DeGolyer and MacNaughton.

      *24.1      --    Powers of Attorney of certain directors of the Company.


*Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of December, 1998.

                               ENRON OIL & GAS COMPANY


                               By:  /s/ Walter C. Wilson
                                  --------------------------------------------
                               Walter C. Wilson
                               Senior Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

                 Signature                                    Title                             Date
                 ---------                                    -----                             ----
           /s/ Mark G. Papa                   President and Chief Executive Officer      December 22, 1998
------------------------------------------                 and Director
               Mark G. Papa                       (Principal Executive Officer)

         /s/ Walter C. Wilson                        Senior Vice President and           December 22, 1998
------------------------------------------            Chief Financial Officer
             Walter C. Wilson                        (Principal Financial and
                                                    Principal Accounting Officer)

                      *                         Chairman of the Board and Director
------------------------------------------
            Forrest E. Hoglund

                      *                                      Director
------------------------------------------
              Fred C. Ackman

                      *                                      Director
------------------------------------------
             Richard A. Causey

                      *                                      Director
------------------------------------------
           James V. Derrick, Jr.

                      *                                      Director
------------------------------------------
              John H. Duncan

                      *                                      Director
------------------------------------------
              Ken L. Harrison

                      *                                      Director
------------------------------------------
              Kenneth L. Lay

                      *                                      Director
------------------------------------------
            Edward Randall, III

                      *                                      Director
------------------------------------------
            Jeffrey K. Skilling

                      *                                      Director
------------------------------------------
              Frank G. Wisner


*By:  /s/ Angus H. Davis                                                              December 22, 1998
    --------------------------------------
          Angus H. Davis
          Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                                      Sequentially
                                                                                                         Numbered
Exhibit  Description of Exhibit                                                                           Page
-------  ----------------------                                                                           ----
 4.1(e)   --  Certificate of Amendment of Restated Certificate of Incorporation of Enron Oil & Gas
              Company, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Company's
              Registration Statement on Form S-3, Registration No. 333-44785, filed January 23, 1998).

*4.3(b)   --  Fourth Amendment to Amended and Restated Enron Oil & Gas Company 1994
              Stock Plan, effective May 5, 1998.                                                            6

*4.3(c)   --  Fifth Amendment to Amended and Restated Enron Oil & Gas Company 1994
              Stock Plan, effective December 8, 1998.                                                       7

*23.1     --  Consent of Arthur Andersen LLP.                                                               8

*23.2     --  Consent of DeGolyer and MacNaughton.                                                          9

*24.1     --  Powers of Attorney of certain directors of the Company.                                       10

*Filed herewith.